Exhibit (a)(1)(E)

ACTUA CORPORATION

OFFER TO PURCHASE FOR CASH

UP TO $80,000,000 OF SHARES OF ITS OUTSTANDING COMMON STOCK

AT A PER SHARE PURCHASE PRICE NOT GREATER THAN $14.00

NOR LESS THAN $12.00 PER SHARE

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON WEDNESDAY, DECEMBER 7, 2016, UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION TIME”).

November 7, 2016

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated November 7, 2016 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, as they may be amended or supplemented from time to time, the “Offer”) in connection with the Offer by Actua Corporation, a Delaware corporation (“Actua” or the “Company”), to purchase for cash shares of its common stock, par value $0.001 per share (the “Shares”), pursuant to (i) auction tenders at prices specified by the tendering stockholders of not greater than $14.00 nor less than $12.00 per Share (“Auction Tenders”) or (ii) purchase price tenders (“Purchase Price Tenders”) at the purchase price determined as provided in the Offer to Purchase, in either case net to the seller in cash, less any applicable withholding taxes and without interest, and upon the terms and subject to the conditions set forth in the Offer. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase.

After the Expiration Time, the Company will, upon the terms and subject to the conditions of the Offer, determine a single per Share price, which will not be greater than $14.00 nor less than $12.00 per Share, that it will pay for Shares properly tendered and not properly withdrawn from the Offer, taking into account the number of Shares tendered and the prices specified by tendering stockholders. Actua will select the single lowest price per Share (in multiples of $0.25) of not greater than $14.00 nor less than $12.00 per Share (the “Purchase Price”) that will allow it to purchase the maximum number of Shares properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding $80,000,000. Shares tendered pursuant to Purchase Price Tenders will be deemed to have been tendered at a price of $12.00 per Share (which is the minimum price per Share under the Offer) for purposes of determining the Purchase Price. Only Shares properly tendered at prices at or below the Purchase Price, and not properly withdrawn, will be eligible for purchase in the Offer. Shares properly tendered pursuant to an Auction Tender at a price that is greater than the Purchase Price we determine pursuant to the terms of the Offer will not be purchased. Upon the terms and subject to the conditions of the Offer, if Shares having an aggregate purchase price of less than $80,000,000 are properly tendered and not properly withdrawn, we will buy all Shares properly tendered and not properly withdrawn.

In addition, Actua has reserved the right, if more than $80,000,000 in value of Shares are tendered in the Offer at or below the Purchase Price, to accept for purchase at the Purchase Price pursuant to the Offer up to an additional 2.0% of its outstanding Shares without extending the Expiration Time. See Sections 1 and 15 of the Offer to Purchase.

All Shares acquired in the Offer will be acquired at the same price regardless of whether the stockholder tendered at a lower price. However, because of the proration, “odd lot” priority and conditional tender provisions described in the Offer to Purchase, all of the Shares tendered at or below the Purchase Price may not be purchased if, based on the Purchase Price, Shares having an aggregate purchase price in excess of $80,000,000 are properly tendered and not properly withdrawn. Shares tendered but not purchased in the Offer will be returned to the tendering stockholders at Actua’s expense promptly after the Expiration Time.

The Offer is not conditioned on the receipt of financing or any minimum number of Shares being tendered. The Offer, however, is subject to other conditions set forth in Section 7 of the Offer to Purchase. The Company’s obligation to accept and pay for Shares properly tendered at or below the Purchase Price and not properly withdrawn pursuant to the Offer is conditioned upon satisfaction or waiver of these conditions.

As described in the Offer to Purchase, if Shares having an aggregate purchase price of more than $80,000,000, or any greater aggregate purchase price of Shares as Actua may elect to purchase, subject to applicable law, are properly tendered and not properly withdrawn, Actua will purchase Shares in the following order of priority:

First, Actua will purchase all Odd Lots of less than 100 Shares at the Purchase Price from stockholders who properly tender all of their Shares owned at or below the Purchase Price and who do not properly withdraw them before the Expiration Time (tenders of less than all of the Shares owned, beneficially or of record, by such odd lot stockholders will not qualify for this preference);

Second, after purchasing all the Odd Lots that were properly tendered at or below the Purchase Price, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, Actua will purchase Shares at the Purchase Price from all other holders who properly tender Shares at or below the Purchase Price and who do not properly withdraw them before the Expiration Time (except for stockholders who tendered Shares conditionally for which the condition was not satisfied), on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Shares, until Actua has acquired Shares having an aggregate purchase price of $80,000,000; and

Third, only if necessary to permit Actua to purchase Shares having an aggregate purchase price of $80,000,000 (or such greater aggregate purchase price of Shares as Actua may elect to purchase, subject to applicable law), Actua will purchase Shares at the Purchase Price from stockholders who have properly tendered Shares at or below the Purchase Price conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose Shares are conditionally tendered must have properly tendered all of their Shares and not properly withdrawn them before the Expiration Time.

Therefore, Actua may not purchase all of the Shares that you tender even if you tender them at or below the Purchase Price. See Sections 1 and 6 of the Offer to Purchase.

WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. Shares may be tendered at a price not greater than $14.00 nor less than $12.00 per Share or at the price determined pursuant to the Offer, as indicated in the attached Instruction Form, net to the seller in cash, less any applicable withholding taxes and without interest.

2. The Offer, proration period and withdrawal rights will expire at 11:59 P.M., New York City time, on Wednesday, December 7, 2016, unless the Offer is extended or terminated by Actua.

3. The Offer is not conditioned on the receipt of financing or any minimum number of Shares being tendered. However, the Offer is subject to other conditions. The Company’s obligation to accept and pay for Shares properly tendered at or below the Purchase Price and not properly withdrawn pursuant to the Offer is conditioned upon satisfaction or waiver of these conditions. See Section 7 of the Offer to Purchase.

4. The Offer is for Shares having an aggregate purchase price of $80,000,000 which, if fully subscribed and depending on the Purchase Price determined in the Offer, constitutes approximately 14.5% to 16.9% of the Company’s issued and outstanding Shares as of November 1, 2016 based on the maximum Purchase Price of $14.00 per Share and the minimum Purchase Price of $12.00 per Share, respectively.

5. None of Actua, its Board of Directors, the Dealer Manager, the Information Agent or the Depositary makes any recommendation to you as to whether to tender or refrain from tendering your Shares or as to the Purchase Price or prices at which you may choose to tender them. You must make your own decision as to whether to tender your Shares and, if so, how many Shares to tender and the price or prices at which you will tender them. In doing so, you should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including the purposes and effects of the Offer.

6. The Purchase Price will be paid net to the tendering stockholders in cash, less any applicable withholding taxes and without interest, for all Shares purchased. Tendering stockholders who hold Shares registered in their own name and who tender their Shares directly to the Depositary will not be obligated to pay brokerage commissions, solicitation fees or, except as set forth in the Offer to Purchase, stock transfer taxes on the purchase of Shares by Actua in the Offer. Stockholders holding Shares in a brokerage account or otherwise through brokers, dealers, commercial banks, trust companies or other nominees are urged to consult their brokers or such other nominees to determine whether transaction costs may apply if stockholders tender Shares through such brokers or other nominees and not directly to the Depositary.

If you wish to have us tender any or all of your Shares, please instruct us by completing, executing, detaching and returning the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, all such Shares will be tendered unless otherwise indicated on the attached Instruction Form. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

Please forward your Instruction Form(s) to us as soon as possible to allow us ample time to tender your Shares on your behalf prior to the expiration of the Offer.

The Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of the Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of offers to sell Shares would not be in compliance with the laws of that jurisdiction, provided that we will comply with the requirements of Rule 13e-4(f)(8) promulgated under the Securities Exchange Act of 1934, as amended. However, Actua may, in its discretion, take any action necessary to make the Offer to stockholders in any such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Actua by Craig-Hallum Capital Group, the Dealer Manager for the Offer, or by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

ACTUA’S BOARD OF DIRECTORS HAS AUTHORIZED THE COMPANY TO MAKE THE OFFER. HOWEVER, NEITHER ACTUA NOR THE COMPANY’S BOARD OF DIRECTORS NOR THE DEALER MANAGER, INFORMATION AGENT OR DEPOSITARY MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES OR AS TO THE PRICE OR PRICES AT WHICH STOCKHOLDERS MAY CHOOSE TO TENDER THEM. STOCKHOLDERS MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER THEIR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH THEY WILL TENDER THEM. IN DOING SO, STOCKHOLDERS SHOULD READ CAREFULLY THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. SEE SECTION 2 OF THE OFFER TO PURCHASE. STOCKHOLDERS SHOULD DISCUSS WHETHER TO TENDER THEIR SHARES WITH THEIR BROKER, IF ANY, AND/OR OTHER FINANCIAL OR TAX ADVISOR.

INSTRUCTION FORM

With Respect to the Offer by

ACTUA CORPORATION

to Purchase for Cash Up to $80,000,000 of Shares

of its Outstanding Common Stock, Par Value $0.001 Per Share,

at a Per Share Purchase Price Not Greater Than $14.00 Nor Less Than $12.00 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 7, 2016 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal,” which together with the Offer to Purchase, as they may be supplemented or amended from time to time, constitute the “Offer”) in connection with the Offer by Actua Corporation, a Delaware corporation (“Actua”), to purchase for cash shares of its common stock, $0.001 value per share (the “Shares”), pursuant to (i) auction tenders at prices specified by the tendering stockholders of not greater than $14.00 nor less than $12.00 per Share or (ii) purchase price tenders, in either case net to the seller in cash, less any applicable withholding taxes and without interest, and upon the terms and subject to the conditions set forth in the Offer.

This Instruction Form will instruct you to tender to Actua the number of Shares indicated below or, if no number is indicated below, all Shares which are beneficially owned by the undersigned and registered in your name, upon the terms and subject to the conditions set forth in the Offer.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase and the Letter of Transmittal (in each case, as amended or supplemented); (5) any foreign exchange obligations triggered by the undersigned’s tender of Shares or the receipt of proceeds are solely his or her responsibility; and (6) the undersigned acknowledges that the ultimate liability for all U.S. federal, state and local taxes is and remains his or her sole responsibility, and the undersigned authorizes the Company to withhold all applicable U.S. federal withholding taxes that the withholding agent is legally required to withhold. The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

The undersigned understands that the Company holds certain personal information about him or her, including, as applicable, but not limited to, the undersigned’s name, home address and telephone number, date of birth, social security number or other identification number, nationality, any shares of stock held in the Company, details of all options or any other entitlement to shares outstanding in the undersigned’s favor, for the purpose of implementing, administering and managing his or her stock ownership (“Data”). The undersigned understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in his or her country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than his or her country. The undersigned understands that he or she may request a list with the names and addresses of any potential recipients of the Data. The undersigned authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Offer, including any requisite transfer of such Data as may be required to a broker or other third party with whom the undersigned held any Shares. The undersigned understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Offer. The undersigned understands that he or she may, at any time, view Data, request additional information about storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost. The undersigned understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Offer. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the undersigned understands that he or she may contact the Depositary.

NUMBER OF SHARES BEING TENDERED HEREBY:                  SHARES*

UNLESS OTHERWISE INDICATED, IT WILL BE ASSUMED THAT ALL SHARES HELD BY US FOR YOUR ACCOUNT ARE TO BE TENDERED.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED BELOW, THERE IS NO PROPER TENDER OF SHARES. IF NO BOX IS CHECKED, YOU WILL BE DEEMED TO HAVE MADE A PURCHASE PRICE TENDER.

SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER (See Instruction 3 of the Letter of Transmittal)

☐	The undersigned wishes to maximize the chance of having Actua purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE BOXES BELOW, the undersigned hereby tenders Shares at and is willing to accept the Purchase Price determined by Actua pursuant to the Offer. Note that this election may lower the Purchase Price paid for all purchased Shares in the Offer and could result in the tendered Shares being purchased at a price as low as $12.00 per Share (the minimum Purchase Price per Share).

—    OR    —

SHARES TENDERED AT A PRICE DETERMINED BY STOCKHOLDER (See Instruction 3 of the Letter of Transmittal)

By checking ONE, and only ONE, of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. If the Purchase Price for the Shares is equal to or greater than the price checked, then the Shares purchased by Actua will be purchased at the Purchase Price. A stockholder who wishes to tender Shares at more than one price must complete a separate Instruction Form for each price at which Shares are being tendered. The same Shares cannot be tendered (unless previously properly withdrawn in accordance with the terms of the Offer) at more than one price.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $14.00	☐ $13.75	☐ $13.50
☐ $13.25	☐ $13.00	☐ $12.75
☐ $12.50	☐ $12.25	☐ $12.00

ODD LOTS

(See Instruction 12 of the Letter of Transmittal)

Under certain conditions, stockholders holding fewer than 100 Shares may have their Shares accepted for payment before proration of other tendered Shares. This preference is not available to partial tenders or to beneficial or record holders of 100 or more Shares in the aggregate, even if these holders have separate accounts. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares.

☐	By checking this box, the undersigned represents that the undersigned owns, whether beneficially or of record, an aggregate of fewer than 100 Shares and is tendering all of those Shares.

In addition, the undersigned is tendering shares either (check one box):

☐	at the Purchase Price, as the same will be determined by Actua in accordance with the terms of the Offer (persons checking this box should not check any box in the section captioned “Shares Tendered at a Price Determined by Stockholder”); or

☐	at the price per Share indicated above in the section captioned “Shares Tendered at a Price Determined by Stockholder.”

CONDITIONAL TENDER

A tendering stockholder may condition his or her tender of Shares upon Actua purchasing a specified minimum number of the Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by Actua pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to determine the minimum number of Shares that must be purchased from the stockholder in order for the stockholder to qualify for taxable disposition (rather than taxable distribution) treatment for U.S. federal income tax purposes (as described more fully in Section 13 of the Offer to Purchase). Each stockholder is urged to consult with his or her own financial or tax advisor with respect to the advisability of making a conditional tender before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any stockholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from me, if any are purchased from me, is: Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, Actua may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and checked this box:

☐	The tendered Shares represent all Shares held by the undersigned.

ALL STOCKHOLDERS WISHING TO GIVE INSTRUCTIONS PURSUANT TO THIS INSTRUCTION FORM MUST COMPLETE THE FORM BELOW.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Account Number:

Signature(s):

Print Name(s):

Address(es):

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

Dated: